[Letterhead of Branden T. Burningham, Esq.]



February 9, 2004


Kathleen L. Morrison
4685 South Highland Drive, #202
Salt Lake City, Utah 84117

Thomas Howells
4685 South Highland Drive, #202
Salt Lake City, Utah 84117

Travis T. Jenson
4685 South Highland Drive, #202
Salt Lake City, Utah 84117

Jeffrey D. Jenson
4685 South Highland Drive, #202
Salt Lake city, Utah 84117

Duane S. Jenson
4685 South Highland Drive, #202
Salt Lake City, Utah 84117

Leonard W. Burningham, Esq.
455 East 500 South, Suite #205
Salt Lake City, Utah 84111

Re: Issuance of compensatory shares of common stock of Omni Medical Holdings, Inc., a Utah corporation (the "Company"), to Kathleen L. Morrison, Thomas Howells, Travis T. Jenson, Jeffrey D. Jenson, Duane
          S. Jenson and Leonard W. Burningham, to be registered on Form S-8 of the Securities and Exchange Commission

Dear Ms. Morrison and Messrs. Howells, Jenson and Burningham:

          I represent the Company in connection with the foregoing and have been engaged to prepare a Registration Statement on Form S-8 of the Securities and Exchange Commission for the registration of the securities to be issued to you under a Consulting Agreement, a copy of which is attached hereto.

          I have prepared a brief Memorandum of the most recent amendments of the Securities and Exchange Commission to Form S-8, and have enclosed a copy thereof for your review.

          Please review this Memorandum and if true and correct, sign the enclosed representation letter I have prepared based upon our discussions.

          Copies of the Company's 10-KSB Annual Report for the year ended December 31, 2002, and all other reports filed by the Company with the Securities and Exchange Commission for the past twelve months can be accessed on the website of the Securities and Exchange Commission at www.sec.gov in the Edgar Archives. If you do not have access to a computer and the Internet, please advise me in writing and copies will be provided to you.

          Thank you very much.

                                   Yours very sincerely,

                                   /s/ Branden T. Burningham

BTB/sg
Enclosures
cc:       Omni Medical Holdings, Inc.